Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements listed below, of our reports dated February 12, 2026, with respect to the consolidated financial statements of AutoNation, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.
•Form S-3 Registration No. 333-284995;

•Form S-4 Registration Nos. 333-41505 and 333-17915; and

•Form S-8 Registration Nos. 333-281191, 333-269873, 333-216482, 333-214308, 333-195706, 333-170737, 333-150756, 333-143250, 333-130019, 333-29265, and 033-93742
/s/ KPMG LLP
Fort Lauderdale, Florida
February 12, 2026